Calculation of Filing Fee Tables
S-8
BK Technologies Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.60 per share	Other	322,434	$ 40.28	$ 12,987,641.52	0.0001531	$ 1,988.41
2	Equity	Common Stock, par value $0.60 per share	Other	177,566	$ 43.56	$ 7,734,774.96	0.0001531	$ 1,184.19
Total Offering Amounts:						$ 20,722,416.48		$ 3,172.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,172.60
Offering Note
[1]	Note 1 - Amount Registered: Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") also covers (i) such additional number of shares of common stock, par value $0.60 per share, of BK Technologies Corporation ("Common Stock") issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement. Note 2 - Amount Registered: Represents shares of Common Stock reserved for issuance under the BK Technologies Corporation 2025 Incentive Compensation Plan (the "2025 Plan"). Note 3 - Proposed Maximum Offering Price Per Unit: Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low sales price per share of Common Stock as reported on the NYSE American on July 22, 2025, which date is within five business days prior to filing this Registration Statement.

[2]	Note 1 - Amount Registered: See Note 1 in footnote 1 above. Note 2 - Amount Registered: Represents shares of Common Stock issuable upon the exercise of options outstanding under the 2025 Plan. Note 3 - Proposed Maximum Offering Price Per Unit: Estimated in accordance with Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2025 Plan.